UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2015

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13998 (Commission File Number)	76-0479645 (I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2015, the Board of Directors (the “Board”) of Insperity, Inc. approved the adoption of the Second Amendment (the “Amendment”) to the Insperity, Inc. 2012 Incentive Plan (the “Plan”). The Amendment amends the Plan to require a minimum three year vesting period for employee awards granted in the form of stock options, phantom stock, restricted stock, stock appreciation rights or stock awards that are not performance based, unless certain exceptions apply. The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Also on February 19, 2015, the Board approved the First Amendment and Appendix A (the “First Amendment”) to the Insperity, Inc. Directors Compensation Plan (the “Directors Compensation Plan”). The First Amendment amends the Directors Compensation Plan to eliminate meeting fees and to adjust the annual Board and committee retainers accordingly. The adjustment to the annual retainers was based on the average of the meeting fees paid over the prior three years and was intended to be cost neutral. The First Amendment also eliminates stock options as an optional form of payment directors could elect for the annual director award and clarifies that the retainer and committee chair fees for directors who are elected, appointed or resign during the year will be pro-rated. The First Amendment is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1 — Second Amendment to the Insperity Inc. 2012 Incentive Plan
10.2 — First Amendment and Appendix A to the Directors Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:     /s/ Daniel D. Herink
Daniel D. Herink
Senior    Vice President of Legal, General Counsel and Secretary

Date: February 25, 2015

EXHIBIT INDEX

Exhibit
No.    Description

10.1* —    Second Amendment to the Insperity Inc. 2012 Incentive Plan
10.2* —    First Amendment and Appendix A to the Directors Compensation Plan

* Filed herewith.

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